Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Pro Forma Top 10 Relationships Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 14 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 18 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of (Loss) Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 23 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA | COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data	Three Months Ended March 31, 2019
Revenues	$ 136,773
Net operating income	129,273
Cash net operating income	127,580
Diluted per share data attributable to common stockholders:	
EPS	$ (0.44)
FFO	0.43
Normalized FFO	0.48
AFFO	0.46
Normalized AFFO	0.47
Dividends per common share	0.45

Capitalization and Market Facts

	March 31, 2019
Common shares outstanding	178.4 million
Common equity Market Capitalization	$3.5 billion
Total Debt [1]	$3.6 billion
Total Enterprise Value [1]	$7.1 billion
Common stock closing price	$19.47
Common stock 52-week range	$15.70 - $23.83
Common stock ticker symbol	SBRA

Key Credit Metrics [2]

	March 31, 2019
Net Debt to Adjusted EBITDA	5.64x
Including unconsolidated joint venture	6.08x
Interest Coverage	4.19x
Fixed Charge Coverage Ratio	4.06x
Total Debt/Asset Value	48%
Secured Debt/Asset Value	7%
Unencumbered Assets/Unsecured Debt	233%

Portfolio [3]

Dollars in thousands

As of March 31, 2019	Property Count	Investment	Beds/Units	Occupancy Percentage [4]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	304	$ 3,716,115	34,049	82.5%
Senior Housing - Leased	88	1,220,158	7,147	86.6
Specialty Hospitals and Other	22	621,236	1,085	89.3
Total Triple-Net Portfolio	414	5,557,509	42,281	
Senior Housing - Managed	23	305,173	1,603	89.8
Consolidated Equity Investments	437	5,862,682	43,884	
Unconsolidated Joint Venture Senior Housing - Managed	172	735,995	7,652	81.2
Total Equity Investments	609	6,598,677	51,536	
Investment in Direct Financing Lease, net	1	23,530		
Investments in Loans Receivable, gross [5]	20	65,232		
Preferred Equity Investments, gross [6]	9	43,425		
Total Investments	639	$ 6,730,864		

Includes 69 relationships in 44 U.S. states and Canada

(1) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(2) See page 17 of this supplement for important information about these credit metrics.
(3) Excludes 30 real estate properties held for sale as of the end of the current period.
(4) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the current period on a trailing three month basis.
(5) Two of our investments in loans receivable contain purchase options on two Senior Housing developments with an aggregate of 42 beds/units.
(6) Our preferred equity investments include investments in entities owning eight Senior Housing developments with an aggregate of 950 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA

PORTFOLIO [1]

Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of March 31, 2019	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	304	88	22	414
Number of Beds/Units	34,049	7,147	1,085	42,281
Investment	$ 3,716,115	$ 1,220,158	$ 621,236	$ 5,557,509

Triple-Net Portfolio — Skilled Nursing/Transitional Care [2]

Dollars in thousands

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	304	335	350	352	380
Number of Beds	34,049	37,628	39,848	40,077	42,972
Cash NOI	$ 75,411	$ 77,373	$ 91,533	$ 97,439	$ 99,003
EBTIDAR Coverage	1.25x	1.28x	1.30x	1.27x	1.33x
EBITDARM Coverage	1.73x	1.76x	1.77x	1.74x	1.80x
Occupancy	82.5%	82.8%	82.6%	81.8%	80.9%
Skilled Mix	39.2%	39.4%	39.1%	39.1%	37.6%

Triple-Net Portfolio — Senior Housing - Leased [2]

Dollars in thousands

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	88	90	91	89	89
Number of Units	7,147	7,332	7,309	7,173	7,454
Cash NOI	$ 21,948	$ 21,875	$ 21,741	$ 21,918	$ 21,173
EBTIDAR Coverage	1.04x	1.06x	1.07x	1.06x	1.09x
EBITDARM Coverage	1.21x	1.24x	1.24x	1.24x	1.26x
Occupancy	86.6%	86.7%	85.7%	86.2%	86.8%

Triple-Net Portfolio — Specialty Hospitals and Other [2]

Dollars in thousands

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	22	22	22	22	22
Number of Beds	1,085	1,085	1,085	1,085	1,085
Cash NOI	$ 12,608	$ 12,177	$ 12,100	$ 12,000	$ 11,832
EBTIDAR Coverage	2.93x	2.94x	3.19x	3.25x	3.45x
EBITDARM Coverage	3.22x	3.22x	3.48x	3.54x	3.75x
Occupancy	89.3%	89.6%	88.9%	86.3%	83.4%

(1) All metrics, except Cash NOI, exclude 30 real estate properties held for sale as of the end of the current period.

(2) EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") for each period presented include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities. Operating Statistics are only included in periods subsequent to our acquisition except for (i) the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP and (ii) EBITDAR Coverage and EBITDARM Coverage for the North American Healthcare portfolio is presented on a trailing twelve month basis and consists of the EBITDAR Coverage and EBITDARM Coverage, respectively, for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBTIDAR Coverage and EBITDARM Coverage, respectively, for periods preceding our acquisition. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after December 31, 2018.

5 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA
PORTFOLIO [1]
Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [2]

Dollars in thousands

	Skilled Nursing/Transitional Care		Senior Housing - Leased		Specialty Hospitals and Other	
	1Q 2019	4Q 2018	1Q 2019	4Q 2018	1Q 2019	4Q 2018
Number of Properties	304	304	87	87	22	22
Number of Beds/Units	34,049	34,049	7,251	7,251	1,085	1,085
Cash NOI	$ 72,021	$ 73,409	$ 20,940	$ 21,413	$ 12,283	$ 12,177

Same Store Triple-Net Portfolio — Operating Statistics [3]

	Skilled Nursing/Transitional Care		Senior Housing - Leased		Specialty Hospitals and Other	
	1Q 2019	4Q 2018	1Q 2019	4Q 2018	1Q 2019	4Q 2018
EBTIDAR Coverage	1.29x	1.31x	1.07x	1.07x	2.93x	2.93x
EBITDARM Coverage	1.77x	1.80x	1.24x	1.25x	3.22x	3.22x
Occupancy	82.7%	82.8%	86.8%	86.9%	89.3%	89.5%
Skilled Mix	39.1%	39.5%	NA	NA	NA	NA

(1) Excludes 30 real estate properties held for sale as of the end of the current period.
(2) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.
(3) Same store Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in all comparison periods except for the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

6
SABRA 1Q 2019 SUPPLEMENTAL INFORMATION
March 31, 2019

SABRA

PORTFOLIO

Pro Forma Top 10 Relationships

Pro Forma Top 10 Relationships [(1)]

Tenant	Primary Facility Type	As of March 31, 2019: Number of Sabra Properties [(2)]	As of March 31, 2019: % of Annualized Cash NOI [(1)]	Twelve Months Ended: March 31, 2019 Lease Coverage [(3)]	Twelve Months Ended: December 31, 2018 Lease Coverage [(3)]
Enlivant	Assisted Living	183	9.8%	NA	NA
Avamere Family of Companies [(4)]	Skilled Nursing	29	8.0%	1.30x	1.26x
North American Healthcare [(5)]	Skilled Nursing	24	7.1%	1.09x	1.09x
Signature Healthcare	Skilled Nursing	44	7.1%	1.25x	1.36x
Signature Behavioral [(6)]	Behavioral Hospitals	6	6.2%	1.45x	1.49x
Cadia Healthcare [(7)]	Skilled Nursing	9	5.7%	1.47x	1.41x
Holiday AL Holdings LP	Independent Living	21	5.3%	NA	NA
Genesis Healthcare, Inc. [(4)]	Skilled Nursing	11	4.7%	1.22x	1.18x
Healthmark Group [(8)]	Skilled Nursing	18	3.2%	1.26x	1.17x
The McGuire Group	Skilled Nursing	7	3.0%	1.84x	1.76x
		352	60.1%		

(1) Pro forma top 10 relationships and Annualized Cash NOI exclude 30 real estate properties held for sale as of the end of the current period, and assume that (i) the pending transition and sale of seven and three facilities, respectively, of the remaining 10 facilities currently operated by Senior Care Centers and (ii) the transition of the 21 Holiday Retirement ("Holiday") facilities to Senior Housing - Managed communities were completed at the beginning of the period presented.

(2) Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.

(3) Lease Coverage for tenants is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant's ability to make rent payments. Lease Coverage is presented one quarter in arrears. Lease Coverage for legacy CCP tenants reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(4) Lease Coverage reflects guarantor level fixed charge coverage for these relationships.

(5) Lease Coverage for the twelve months ended December 31, 2018 reflects the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.

(6) Lease Coverage reflects EBITDAR Coverage for five Stabilized Facilities and excludes one pre-stabilized facility representing 0.8% of Annualized Cash NOI.

(7) Lease Coverage reflects EBITDAR Coverage for four Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Cadia representing 3.6% of Annualized Cash NOI.

(8) Lease Coverage reflects EBITDAR Coverage for 13 Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Healthmark Group representing 0.9% of Annualized Cash NOI.

7 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA
PORTFOLIO
Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	1Q 2019						1Q 2018
	Enlivant						
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	AL	AL / IL	AL / IL
Number of Properties	172	11	183	8	4	195	196
Number of Units	7,652	631	8,283	756	216	9,255	9,396
Investment	$ 735,995	$ 126,752	$ 862,747	$ 124,561	$ 53,860	$ 1,041,168	$ 1,040,569
Capital Expenditures	$ 1,181	$ 220	$ 1,401	$ 148	$ 35	$ 1,584	$ 1,503
Revenues	$ 38,003	$ 9,222	$ 47,225	$ 4,951	$ 2,888	$ 55,064	$ 53,439
Cash NOI	$ 9,829	$ 2,723	$ 12,552	$ 1,950	$ 348	$ 14,850	$ 14,607
Cash NOI Margin %	25.9%	29.5%	26.6%	39.4%	12.0%	27.0%	27.3%
REVPOR	$ 4,159	$ 5,363	$ 4,350	$ 2,202	$ 5,830	$ 4,026	$ 3,793
Occupancy	81.2%	90.8%	82.6%	90.3%	81.5%	83.7%	84.2%

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	23	23	24	24	24
Number of Units	1,603	1,603	1,712	1,712	1,744
Capital Expenditures	$ 403	$ 856	$ 791	$ 629	$ 525
Revenues	$ 17,061	$ 17,670	$ 17,290	$ 17,332	$ 17,148
Cash NOI	$ 5,021	$ 5,183	$ 4,756	$ 5,160	$ 5,236
Cash NOI Margin %	29.4%	29.3%	27.5%	29.8%	30.5%
REVPOR	$ 3,744	$ 3,767	$ 3,454	$ 3,490	$ 3,399
Occupancy	89.8%	91.5%	91.5%	91.4%	92.1%

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	23	23	23	23	23
Revenues	$ 17,061	$ 17,530	$ 16,846	$ 16,879	$ 16,706
Cash NOI	$ 5,021	$ 5,156	$ 4,675	$ 5,048	$ 5,137
Cash NOI Margin %	29.4%	29.4%	27.8%	29.9%	30.7%
REVPOR	$ 3,744	$ 3,767	$ 3,495	$ 3,535	$ 3,543
Occupancy	89.8%	91.5%	91.6%	91.4%	92.1%

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Number of Properties	172	172	172	172	172
Number of Units	7,652	7,652	7,652	7,652	7,652
Capital Expenditures	$ 1,181	$ 1,878	$ 1,330	$ 1,409	$ 978
Revenues	$ 38,003	$ 38,820	$ 36,940	$ 36,657	$ 36,291
Cash NOI	$ 9,829	$ 9,918	$ 8,747	$ 8,727	$ 9,371
Cash NOI Margin %	25.9%	25.5%	23.7%	23.8%	25.8%
REVPOR	$ 4,159	$ 4,230	$ 4,017	$ 4,051	$ 3,998
Occupancy	81.2%	81.7%	81.8%	80.5%	80.7%

(1) REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.
(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

8 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA
PORTFOLIO
Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of March 31, 2019

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2019 [(1)]	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0%	10.0%	$ 471	01/31/27
Construction	2	Senior Housing	4,887	4,945	8.0%	7.7%	93	04/30/21-09/30/22
Other	17	Multiple	47,633	43,611	7.1%	7.7%	695	02/28/19-08/31/28
	20		71,520	67,556	7.9%	8.4%	$ 1,259	
Loan loss reserve			—	(1,767)				
			$ 71,520	$ 65,789				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended March 31, 2019 [(1)]
Preferred Equity	9	Skilled Nursing / Senior Housing	$ 35,192	$ 35,192	$ 43,425	12.0%	$ 1,257

Proprietary Development Pipeline [(2)]

Dollars in thousands

As of March 31, 2019

	Investment Type		Property Type		Investment Amount [(3)]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [(4)]
Indiana	—	3	—	3	$ —	$ 18,166	—	$ 97,000	7.4%	Q1 2017-Q3 2017
Kentucky	—	1	—	1	—	3,035	—	25,000	7.4%	Q4 2015
Ohio	—	2	—	2	—	11,145	—	68,000	7.3%	Q1 2018-Q2 2019
Texas	2	3	1	4	3,624	11,932	14,475	39,600	8.0%	Q3 2015-Q2 2019
	2	9	1	10	$ 3,624	$ 44,278	$ 14,475	$ 229,600	7.5%	

(1) Includes income related to loans receivable and other investments held as of March 31, 2019.
(2) Includes projects invested in or committed to as of March 31, 2019.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

9 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

PORTFOLIO NOI Concentrations (1) As of March 31, 2019 RELATIONSHIP CONCENTRATION Enlivant: 9.8% Avamere Family of Companies: 8.0% North American Healthcare: 7.1% Signature Healthcare: 7.1% Other: 61.8% Signature Behavioral: 6.2% ASSET CLASS CONCENTRATION Senior Housing - Managed: 16.9% Senior Housing - Leased: 10.4% Skilled Nursing/ Transitional Specialty Hospital Care: 61.0% and Other: 9.6% Interest and Other Income: 2.1% PAYOR SOURCE CONCENTRATION (2) Private Pay: 41.9% Non-Private: 58.1% (1) Concentrations are calculated using Annualized Cash NOI and exclude 30 real estate properties held for sale as of the end of the current period and assume that (i) the pending transition and sale of seven and three facilities, respectively, of the remaining 10 facilities currently operated by Senior Care Centers and (ii) the transition of the 21 Holiday facilities to Senior Housing - Managed communities were completed at the beginning of the period presented. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. We define Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues. (2) Tenant and borrower revenue presented one quarter in arrears. 10 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA

PORTFOLIO [1]

Geographic Concentrations

Property Type

As of March 31, 2019

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	41	13	—	14	68	15.6%	31	99	16.3%
Indiana	14	6	—	—	20	4.6	21	41	6.7
Washington	15	2	—	—	17	3.9	17	34	5.6
Oregon	16	4	—	—	20	4.6	11	31	5.1
California	24	1	—	4	29	6.6	—	29	4.8
Kentucky	24	—	—	1	25	5.7	1	26	4.3
Wisconsin	9	4	2	—	15	3.4	10	25	4.1
Ohio	6	1	—	—	7	1.6	15	22	3.6
Pennsylvania	3	—	5	—	8	1.8	11	19	3.1
Massachusetts	18	—	—	—	18	4.1	—	18	2.9
Other (34 states & Canada)	134	57	16	3	210	48.1	55	265	43.5
Total	304	88	23	22	437	100.0%	172	609	100.0%
% of Consolidated Total	69.6%	20.1%	5.3%	5.0%	100.0%				
% of Total	49.9%	14.5%	3.8%	3.6%	71.8%		28.2%	100.0%	

Distribution of Beds/Units

As of March 31, 2019

		Property Type								
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	99	4,816	1,230	—	366	6,412	14.6%	1,236	7,648	14.8%
Indiana	41	1,547	409	—	—	1,956	4.5	963	2,919	5.7
Kentucky	26	2,598	—	—	40	2,638	6.0	55	2,693	5.2
Washington	34	1,658	165	—	—	1,823	4.2	725	2,548	4.9
California	29	2,058	102	—	340	2,500	5.7	—	2,500	4.9
Oregon	31	1,520	377	—	—	1,897	4.3	399	2,296	4.5
Massachusetts	18	2,209	—	—	—	2,209	5.0	—	2,209	4.3
Wisconsin	25	788	258	74	—	1,120	2.6	665	1,785	3.5
North Carolina	15	1,454	237	—	—	1,691	3.9	—	1,691	3.3
New York	10	1,566	105	—	—	1,671	3.8	—	1,671	3.2
Other (34 states & Canada)	281	13,835	4,264	1,529	339	19,967	45.4	3,609	23,576	45.7
Total	609	34,049	7,147	1,603	1,085	43,884	100.0%	7,652	51,536	100.0%
% of Consolidated Total		77.6%	16.3%	3.6%	2.5%	100.0%				
% of Total		66.1%	13.9%	3.1%	2.1%	85.2%		14.8%	100.0%	

(1) Excludes 30 real estate properties held for sale as of the end of the current period.

11

SABRA 1Q 2019 SUPPLEMENTAL INFORMATION

March 31, 2019

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment (1)

Dollars in thousands

As of March 31, 2019

		Property Type					
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 388,843	$ 221,637	$ —	$ 196,098	$ 806,578	13.8%
California	29	435,612	35,901	—	224,761	696,274	11.9
Oregon	20	264,892	86,719	—	—	351,611	6.0
Maryland	9	321,640	6,566	—	—	328,206	5.6
New York	10	297,326	19,235	—	—	316,561	5.4
Kentucky	25	228,773	—	—	30,313	259,086	4.4
Indiana	20	174,427	59,888	—	—	234,315	4.0
Washington	17	188,549	36,910	—	—	225,459	3.8
Arizona	8	31,976	47,248	—	121,757	200,981	3.4
North Carolina	15	123,462	67,272	—	—	190,734	3.3
Other (31 states & Canada) (2)	216	1,260,615	638,782	305,173	48,307	2,252,877	38.4
Total	437	$ 3,716,115	$ 1,220,158	$ 305,173	$ 621,236	$ 5,862,682	100.0%
% of Total investment		63.4%	20.8%	5.2%	10.6%	100.0%	

(1) Excludes (i) 30 real estate properties held for sale as of the end of the current period and (ii) our unconsolidated joint venture.
(2) Investment balance in Canada is based on the exchange rate as of March 31, 2019 of $0.7490 per CAD $1.00.

12 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA

PORTFOLIO
Lease Expirations

Lease Expirations (1)

Dollars in thousands

As of March 31, 2019

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2019	$ —	$ —	$ —	$ —	—%
2020 (2)	24,785	—	1,217	26,002	6.3%
2021	4,448	1,134	—	5,582	1.4%
2022	—	7,509	3,965	11,474	2.8%
2023	10,146	—	—	10,146	2.5%
2024	29,133	4,327	—	33,460	8.1%
2025	5,205	7,842	—	13,047	3.2%
2026	20,863	585	—	21,448	5.2%
2027	37,064	5,548	31,774	74,386	18.1%
2028	14,333	7,118	3,805	25,256	6.1%
Thereafter	162,361	19,608	8,408	190,377	46.3%
Total Annualized Revenues	$ 308,338	$ 53,671	$ 49,169	$ 411,178	100.0%

(1) Excludes (i) Senior Housing - Managed communities, (ii) 30 assets held for sale as of the end of the current period, (iii) 10 Skilled Nursing/Transitional Care facilities operated by Senior Care Centers as the leases for these facilities were terminated during the third quarter of 2018 and Senior Care Centers is currently operating the facilities on a month-to-month basis, (iv) one non-operational Skilled Nursing/ Transitional Care facility and (v) the 21 Holiday facilities transitioned to Senior Housing - Managed communities on April 1, 2019. Annualized Revenues are net of repositioning reserves, if applicable.

(2) 2020 lease expirations include (i) $7.7 million in Q1, $10.4 million in Q2, $1.0 million in Q3 and $5.7 million in Q4 (on December 31, 2020) of Skilled Nursing/Transitional Care lease expirations and (ii) $1.2 million in Q4 of Specialty Hospitals and Other lease expirations.

13 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA

CAPITALIZATION
Overview

Debt

Dollars in thousands

As of March 31, 2019		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt
Secured debt	$	116,954	$	378,067	$	495,021
Revolving credit facility		620,000		—		620,000
Term loans		1,193,625		—		1,193,625
Senior unsecured notes		1,300,000		—		1,300,000
Total Debt		3,230,579		378,067		3,608,646
Deferred financing costs and premiums/discounts, net		(349)		(5,295)		(5,644)
Total Debt, Net	$	3,230,230	$	372,772	$	3,603,002

Revolving Credit Facility

Dollars in thousands

As of March 31, 2019		
Credit facility availability	$	380,000
Pro forma credit facility availability [1]		718,700
Credit facility capacity		1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of March 31, 2019	Shares Outstanding		Price		Value
Common stock	178,419,599	$	19.47	$	3,473,830
Consolidated Debt					3,230,579
Cash and cash equivalents					(22,873)
Consolidated Enterprise Value					6,681,536
Sabra's share of unconsolidated joint venture debt					378,067
Sabra's share of unconsolidated joint venture cash and cash equivalents					(8,983)
Total Enterprise Value				$	7,050,620

Common Stock and Equivalents

Three Months Ended March 31, 2019	Weighted Average Common Shares		
	EPS	FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	178,355,344	178,355,344	178,355,344
Common equivalents	30,640	30,640	30,640
Basic common and common equivalents	178,385,984	178,385,984	178,385,984
Dilutive securities:			
Restricted stock and units	—	550,870	1,323,460
Diluted common and common equivalents	178,385,984	178,936,854	179,709,444

(1) Assumes that the sale of the 28 Senior Care Centers facilities, which resulted in net proceeds of approximately $281.5 million, and the $57.2 million lease termination payment made by Holiday related to the conversion of the 21 Holiday facilities to Senior Housing - Managed communities were completed at the beginning of the period presented.

14 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of March 31, 2019

		Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	116,954	3.66%	3.2%
Unsecured senior notes		1,300,000	5.33%	36.0%
Total fixed rate debt		1,416,954	5.19%	39.2%
Variable Rate Debt [2]				
Revolving credit facility		620,000	3.74%	17.2%
Term loans		1,193,625	2.93%	33.1%
Sabra's share of unconsolidated joint venture variable rate debt		378,067	5.05%	10.5%
Total variable rate debt		2,191,692	3.52%	60.8%
Total Debt	$	3,608,646	4.18%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of March 31, 2019

		Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt				
Secured debt	$	116,954	3.66%	3.2%
Sabra's share of unconsolidated joint venture secured debt		378,067	5.05%	10.5%
Total secured debt		495,021	4.72%	13.7%
Unsecured Debt				
Unsecured senior notes		1,300,000	5.33%	36.0%
Revolving credit facility		620,000	3.74%	17.2%
Term loans		1,193,625	2.93%	33.1%
Total unsecured debt		3,113,625	4.09%	86.3%
Total Debt	$	3,608,646	4.18%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.

(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $67.4 million (CAD $90.0 million) and $26.2 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 34.7% of Total Debt as of March 31, 2019. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

15 SABRA **1Q 2019** SUPPLEMENTAL INFORMATION March 31, 2019

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands

As of March 31, 2019

	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]	
	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
4/1/19 - 12/31/19	$ 2,584	3.31%	$ —	—	$ —	—	$ —	—
2020	3,541	3.31%	—	—	200,000	3.94%	—	—
2021	18,446	3.32%	500,000	5.50%	—	—	620,000	3.74%
2022	3,185	3.27%	—	—	993,625	3.86%	—	—
2023	3,282	3.27%	200,000	5.38%	—	—	—	—
2024	3,384	3.28%	—	—	—	—	—	—
2025	3,488	3.29%	—	—	—	—	—	—
2026	3,596	3.31%	500,000	5.13%	—	—	—	—
2027	3,707	3.32%	100,000	5.38%	—	—	—	—
2028	3,822	3.33%	—	—	—	—	—	—
Thereafter	67,919	3.54%	—	—	—	—	—	—
Total Debt	116,954		1,300,000		1,193,625		620,000	
Premium, net	—		14,135		—		—	
Deferred financing costs, net	(1,766)		(6,477)		(6,241)		—	
Total Debt, Net	$ 115,188		$ 1,307,658		$ 1,187,384		$ 620,000	
Wtd. avg. maturity/years	21.9		4.8		3.0		2.4	
Wtd. avg. effective interest rate [3]	3.66%		5.33%		2.93%		3.74%	

	Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
4/1/19 - 12/31/19	$ 2,584	3.31%	$ —	—	$ 2,584	3.31%
2020	203,541	3.93%	3,505	5.02%	207,046	3.95%
2021	1,138,446	4.51%	14,263	5.03%	1,152,709	4.52%
2022	996,810	3.86%	6,230	5.02%	1,003,040	3.86%
2023	203,282	5.34%	6,609	5.02%	209,891	5.33%
2024	3,384	3.28%	6,660	5.02%	10,044	4.43%
2025	3,488	3.29%	188,866	5.02%	192,354	4.99%
2026	503,596	5.11%	81,497	5.22%	585,093	5.13%
2027	103,707	5.31%	70,437	4.94%	174,144	5.16%
2028	3,822	3.33%	—	—	3,822	3.33%
Thereafter	67,919	3.54%	—	—	67,919	3.54%
Total Debt	3,230,579		378,067		3,608,646	
Premium, net	14,135		—		14,135	
Deferred financing costs, net	(14,484)		(5,295)		(19,779)	
Total Debt, Net	$ 3,230,230		$ 372,772		$ 3,603,002	
Wtd. avg. maturity/years	4.3		6.5		4.5	
Wtd. avg. effective interest rate [3]	4.08%		5.05%		4.18%	

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

16 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2018 March 31, 2019 Net Debt to Adjusted EBITDA (2)(3) 5.75x 5.64x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 6.12x 6.08x Interest Coverage (2) 4.18x 4.19x Fixed Charge Coverage Ratio (2) 4.05x 4.06x Total Debt/Asset Value 49% 48% Secured Debt/Asset Value 7% 7% Unencumbered Assets/Unsecured Debt 222% 233% Cost of Permanent Debt (4) 4.28% 4.28% Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Stable outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. Assumes that (i) the April 1, 2019 lease termination payment received from Holiday, (ii) the sale of 26 Skilled Nursing/Transitional Care facilities and two Senior Housing communities from the Senior Care Centers portfolio and (iii) the pending transition of seven of the remaining 10 facilities currently operated by Senior Care Centers were completed at the beginning of the period presented. (3) Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 3.74% and 3.75% as of March 31, 2019 and December 31, 2018, respectively. 17 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of (Loss) Income Dollars in thousands, except per share data Three Months Ended March 31, 2019 2018 Revenues: Rental and related revenues $ 116,387 $ 144,255 Interest and other income 3,325 4,338 Resident fees and services 17,061 17,493 Total revenues 136,773 166,086 Expenses: Depreciation and amortization 44,949 48,005 Interest 36,318 35,818 Triple-net portfolio operating expenses 5,289 — Senior housing - managed portfolio operating expenses 12,040 12,124 General and administrative 8,178 7,867 Merger and acquisition costs 6 330 Provision for doubtful accounts, straight-line rental income and loan losses 1,207 1,213 Impairment of real estate 103,134 532 Total expenses 211,121 105,889 Other (expense) income: Other income 171 2,820 Net loss on sales of real estate (1,520) (472) Total other (expense) income (1,349) 2,348 (Loss) income before (loss) income from unconsolidated joint venture and income tax expense (75,697) 62,545 (Loss) income from unconsolidated joint venture (1,383) 446 Income tax expense (612) (510) Net (loss) income (77,692) 62,481 Net income attributable to noncontrolling interests (12) (10) Net (loss) income attributable to Sabra Health Care REIT, Inc. (77,704) 62,471 Preferred stock dividends — (2,561) Net (loss) income attributable to common stockholders $ (77,704) $ 59,910 Net (loss) income attributable to common stockholders, per: Basic common share $ (0.44) $ 0.34 Diluted common share $ (0.44) $ 0.34 Weighted-average number of common shares outstanding, basic 178,385,984 178,294,605 Weighted-average number of common shares outstanding, diluted 178,385,984 178,516,388 18 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data March 31, 2019 December 31, 2018 (unaudited) Assets Real estate investments, net of accumulated depreciation of $425,962 and $402,338 as of March 31, 2019 and December 31, 2018, respectively $ 5,437,354 $ 5,853,545 Loans receivable and other investments, net 109,214 113,722 Investment in unconsolidated joint venture 335,701 340,120 Cash and cash equivalents 22,873 50,230 Restricted cash 9,766 9,428 Assets held for sale, net 270,780 — Lease intangible assets, net 119,667 131,097 Accounts receivable, prepaid expenses and other assets, net 149,790 167,161 Total assets $ 6,455,145 $ 6,665,303 Liabilities Secured debt, net $ 115,188 $ 115,679 Revolving credit facility 620,000 624,000 Term loans, net 1,187,384 1,184,930 Senior unsecured notes, net 1,307,658 1,307,394 Accounts payable and accrued liabilities 94,809 94,827 Lease intangible liabilities, net 79,328 83,726 Total liabilities 3,404,367 3,410,556 Equity Common stock, $.01 par value; 250,000,000 shares authorized, 178,419,599 and 178,306,528 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively 1,784 1,783 Additional paid-in capital 3,508,987 3,507,925 Cumulative distributions in excess of net income (462,555) (271,595) Accumulated other comprehensive (loss) income (1,747) 12,301 Total Sabra Health Care REIT, Inc. stockholders’ equity 3,046,469 3,250,414 Noncontrolling interests 4,309 4,333 Total equity 3,050,778 3,254,747 Total liabilities and equity $ 6,455,145 $ 6,665,303 19 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Three Months Ended March 31, 2019 2018 Cash flows from operating activities: Net (loss) income $ (77,692) $ 62,481 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 44,949 48,005 Amortization of above and below market lease intangibles, net 4,304 (684) Non-cash interest income adjustments (562) (570) Non-cash interest expense 2,561 2,481 Stock-based compensation expense 2,775 1,135 Straight-line rental income adjustments (5,468) (11,563) Provision for doubtful accounts, straight-line rental income and loan losses 1,207 1,213 Net loss on sales of real estate 1,520 472 Impairment of real estate 103,134 532 Loss (income) from unconsolidated joint venture 1,383 (446) Distributions of earnings from unconsolidated joint venture 3,037 — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (9,924) (1,658) Accounts payable and accrued liabilities (17,265) 249 Net cash provided by operating activities 53,959 101,647 Cash flows from investing activities: Acquisition of real estate — (172,001) Origination and fundings of loans receivable (2,776) (13,232) Origination and fundings of preferred equity investments — (928) Additions to real estate (5,072) (11,539) Repayments of loans receivable 5,251 28,805 Repayments of preferred equity investments 2,087 234 Investment in unconsolidated joint venture — (354,461) Net proceeds from the sales of real estate 6,857 6,743 Net cash provided by (used in) investing activities 6,347 (516,379) Cash flows from financing activities: Net repayments of revolving credit facility (4,000) (30,000) Principal payments on secured debt (849) (1,061) Payments of deferred financing costs (6) (6) Distributions to noncontrolling interests (36) (37) Issuance of common stock, net (2,323) (499) Dividends paid on common and preferred stock (80,260) (82,789) Net cash used in financing activities (87,474) (114,392) Net decrease in cash, cash equivalents and restricted cash (27,168) (529,124) Effect of foreign currency translation on cash, cash equivalents and restricted cash 149 (155) Cash, cash equivalents and restricted cash, beginning of period 59,658 587,449 Cash, cash equivalents and restricted cash, end of period $ 32,639 $ 58,170 Supplemental disclosure of cash flow information: Interest paid $ 42,195 $ 42,623 20 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

	Three Months Ended March 31, 2019	2018
Net (loss) income attributable to common stockholders	$ (77,704)	$ 59,910
Add:		
Depreciation and amortization of real estate assets	44,949	48,005
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	(40)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,316	4,552
Net loss on sales of real estate	1,520	472
Impairment of real estate	103,134	532
FFO attributable to common stockholders	$ 77,175	$ 113,431
CCP merger and transition costs	106	966
Provision for (recovery of) doubtful accounts and loan losses, net	1,207	(864)
Other normalizing items [1]	6,934	(1,908)
Normalized FFO attributable to common stockholders	$ 85,422	$ 111,625
FFO attributable to common stockholders	$ 77,175	$ 113,431
Merger and acquisition costs [2]	6	330
Stock-based compensation expense	2,775	1,135
Straight-line rental income adjustments	(5,468)	(11,563)
Amortization of above and below market lease intangibles, net	4,304	(684)
Non-cash interest income adjustments	(562)	(570)
Non-cash interest expense	2,561	2,481
Provision for doubtful straight-line rental income, loan losses and other reserves	1,207	2,181
Other non-cash adjustments related to unconsolidated joint venture	1,115	233
Other non-cash adjustments	52	15
AFFO attributable to common stockholders	$ 83,165	$ 106,989
CCP transition costs	102	632
Recovery of doubtful cash income	—	(968)
Other normalizing items [1]	1,030	(1,908)
Normalized AFFO attributable to common stockholders	$ 84,297	$ 104,745
Amounts per diluted common share attributable to common stockholders:		
Net (loss) income	$ (0.44)	$ 0.34
FFO	$ 0.43	$ 0.64
Normalized FFO	$ 0.48	$ 0.63
AFFO	$ 0.46	$ 0.60
Normalized AFFO	$ 0.47	$ 0.58
Weighted average number of common shares outstanding, diluted:		
Net (loss) income	178,385,984	178,516,388
FFO and Normalized FFO	178,936,854	178,516,388
AFFO and Normalized AFFO	179,709,444	179,266,983

(1) Other normalizing items for FFO and AFFO include un-reimbursed triple-net operating expenses. In addition, other normalizing items for FFO for the three months ended March 31, 2019 includes $5.9 million of write-offs related to above/below market rent intangibles. The three months ended March 31, 2018 also includes a contingency fee of $2.0 million earned during the period related to a legacy CCP investment.

(2) Merger and acquisition costs primarily relate to the CCP merger.

21 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 314,039 Senior Housing - Leased 53,670 Senior Housing - Managed 86,855 Specialty Hospitals and Other 49,169 Annualized Cash NOI (Excluding Loans Receivable and Other Investments) $ 503,733 Obligations Dollars in thousands Secured debt (2) $ 116,954 Unsecured senior notes (2) 1,300,000 Revolving credit facility 620,000 Term loans (2) 1,193,625 Sabra’s share of unconsolidated joint venture debt (3) 378,067 Total Debt 3,608,646 Add (less): Cash and cash equivalents and restricted cash (32,639) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (4) (13,625) Accounts payable and accrued liabilities (5) 72,896 Net obligations $ 3,635,278 Other Assets Dollars in thousands Loans receivable and other investments, net $ 109,214 Accounts receivable, prepaid expenses and other assets, net (5) 41,838 Total other assets $ 151,052 Gross proceeds from sale of applicable portion of Senior Care Centers portfolio $ 282,500 Common Shares Outstanding Total shares 178,419,599 (1) Annualized Cash NOI assumes that (i) the April 1, 2019 sale of 26 Skilled Nursing/Transitional Care facilities and two Senior Housing communities from the Senior Care Centers portfolio, (ii) the pending transition and sale of seven and three facilities, respectively, of the remaining 10 facilities currently operated by Senior Care Centers and (iii) the transition of the 21 Holiday facilities to Senior Housing - Managed communities were completed at the beginning of the period presented. (2) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (4) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (5) Includes balances that impact cash or NOI and excludes non-cash items. 22 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports file or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 23 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Ancillary Supported Tenant A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s condensed consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDAR  Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDAR Coverage  Represents the ratio of EBITDAR to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDAR Coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/ tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure. 24 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

APPENDIX Reporting Definitions EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. Fixed Charge Coverage Ratio EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants’ lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants’ lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor’s ability to meet the operator’s/tenant’s cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors. Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and our share of non-cash adjustments related to our unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. 25 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019

APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre- stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 26 SABRA 1Q 2019 SUPPLEMENTAL INFORMATION March 31, 2019